EXHIBIT 99.4
October 1, 2007
CONFIDENTIAL
Pioneer Holding Corp.
456 Montgomery St., 19th Floor
San Francisco, California 94104
     Re: Equity Rollover Commitment
Gentlemen:
     Reference is made to the Agreement and Plan of Merger, dated as of October 1, 2007 (as it may be amended from time to time, the “Merger Agreement”), by and among Pioneer Holding Corp., a Delaware corporation (“Parent”), Pioneer Sub Corp., a Delaware corporation (“Merger Sub”) and [Trinity], Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub will be merged into the Company (the “Merger”). Capitalized terms used but not defined herein have the meanings ascribed to such terms under the Merger Agreement. As used herein, the terms “Parent” and “Merger Sub” shall include any entity to which Parent or Merger Sub, as applicable, shall assign their respective rights, interests and obligations under the Merger Agreement in accordance with Section 11.05 thereof. The undersigned and Vector Capital Partners IV, L.P. (the party to the Equity Commitment Letter) (“Vector Capital”) and any other Affiliates of Vector Capital who invest in Parent are collectively referred to herein as the “Investors”. This letter is being delivered to Parent in connection with the execution of the Merger Agreement by Parent, Merger Sub and the Company.
     1. Equity Rollover Commitment. This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to transfer, contribute and deliver to Parent 15,000 shares of Company Stock in the aggregate (the “Rollover Contribution Shares”) immediately prior to the Effective Time in exchange for a pro rata (in kind and amount) share of the equity of Parent (which equity shall be of the same class and series as that issued to all of the Investors) based on the value of the aggregate equity commitments of all the Investors and assuming that the value of each Rollover Contribution Share is equal to the Merger Consideration (such share of the equity of Parent, the “Subject Equity Securities”); provided that the undersigned (together with any permitted assignee of the undersigned pursuant to fourth paragraph hereof and any other current officers or directors of the Company) shall not, under any circumstances, contribute to Parent a number of Shares such that the undersigned would beneficially own more than 9.9% of the outstanding equity of Parent immediately after the Effective Time; provided further that the undersigned’s right to contribute the Rollover Contribution Shares in exchange for equity of Parent shall be subject to the undersigned executing a stockholders’ agreement with Vector Capital and any other Investor, which stockholders’ agreement shall be acceptable to Vector Capital. The undersigned’s obligation to transfer, contribute and deliver the Rollover Contribution Shares to Parent is subject to the satisfaction or waiver by Parent of the conditions precedent to Parent’s and Merger Sub’s obligation to effect the Closing and the terms of this letter, and will occur contemporaneous with the Closing and immediately prior to the Effective Time and the simultaneous issuance to the undersigned of the Subject Equity Securities. The number of Shares to be contributed to Parent under this Agreement will be reduced (a) to the extent required to ensure that the undersigned (together with any permitted assignee of the undersigned pursuant to fourth paragraph hereof and any other current officers or directors of the Company) will not beneficially own more than 9.9% of the outstanding equity of Parent immediately following the Effective Time, and (b) in the manner agreed by the undersigned and Vector Capital in the event Parent does not require all of the equity with respect to which the Investors have made commitments.
     The undersigned’s obligation to transfer, contribute and deliver the Rollover Contribution Shares will terminate automatically and immediately upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, and (b) if the undersigned and Vector Capital agree to terminate this letter.
     The undersigned’s obligation to transfer, contribute and deliver the Rollover Contribution Shares may not be assigned, except as permitted in this paragraph. The undersigned may assign all or a portion of its obligations to transfer, contribute and deliver the Rollover Contribution Shares to its Affiliates or any heir, legatees, beneficiaries and or/devisees of any individual who is an Affiliate of the undersigned; provided, however that, except to the extent otherwise agreed to by Parent, any such assignment shall not relieve the undersigned of its obligations under this letter.
     Notwithstanding anything that may be expressed or implied in this letter, Parent, by its acceptance of the benefits of the undersigned’s commitment to contribute and deliver the Rollover Contribution Shares, covenants, agrees and acknowledges that no Person other than the undersigned and its successors and permitted assigns shall have any obligation hereunder and that, notwithstanding that the undersigned or its successors or permitted assigns may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of the undersigned or any of its successors or permitted assigns or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, heir, legatee, beneficiary, devisee or estate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of the undersigned or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager, stockholder, heir, legatee, beneficiary, devisee or estate of any of the foregoing, as such, for any obligations of the undersigned or any of its successors or permitted assigns under this letter or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.
     2. Miscellaneous. The undersigned represents and warrants that this letter is a legal, valid and binding obligation, enforceable against the undersigned in accordance with its terms to the fullest extent permitted under Applicable Law.

     To the extent any provision of this letter shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this letter, and this letter shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. In the absence of such reformation, such part of such provision shall be considered deleted from this letter and the remainder of such provision and of this letter shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this letter be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this letter shall be declared invalid or unenforceable for any reason by any Governmental Authority in any jurisdiction, this letter (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. The undersigned acknowledges the uncertainty of the law in this respect and expressly stipulates that this letter shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under Applicable Law.
     The undersigned represents and warrants that the undersigned has carefully read this letter; that the undersigned executes this letter with full knowledge of the contents of this letter, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that the undersigned has had the opportunity to receive independent legal advice with respect to the matters set forth in this letter and with respect to the rights and asserted rights arising out of such matters; that the undersigned has been advised to, and has had the opportunity to, consult with the undersigned’s personal attorney prior to entering into this letter; and that the undersigned is entering into this letter of the undersigned’s own free will. The undersigned expressly agrees that he or she has no expectations or understandings contrary to this letter and no usage of trade or regular practice in the industry shall be used to modify this letter. The parties agree that this letter shall not be construed for or against either party in any interpretation thereof.
     This letter shall be binding solely on, and inure solely to the benefit of, the undersigned and Parent and their respective successors and permitted assigns, and nothing set forth in this letter shall be construed to confer upon or give to any Person other than the undersigned and Parent and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the obligation to transfer, contribute and deliver the Rollover Contribution Shares or any provisions of this letter.
     This letter may only be enforced by Parent at the direction of Vector Capital in its sole discretion. Parent shall have no right to enforce this letter unless directed to do so by Vector Capital in its sole discretion. Parent’s creditors shall have no right to enforce this letter or to cause Parent to enforce this letter.
     This letter shall be governed and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

     EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
     This letter may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement. The obligations of the undersigned under this Commitment Letter may not be assigned in any manner except as expressly set forth herein.
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Sincerely,

/S/ C. VICTOR FITZSIMMONS

Name: C. Victor Fitzsimmons
Accepted and Agreed to as of the date first above written.
PIONEER HOLDING CORP.

By:	/S/ ALEXANDER R. SLUSKY

Name: Alexander R. Slusky
Title: President and Chief Executive Officer
[Signature page to Equity Rollover Commitment Letter]